                                                                      EXHIBIT 23




                               CONSENT OF KPMG LLP

The Board of Directors and Stockholder
Sybron Dental Specialties, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-50154 and 333-50156) on Form S-8 of Sybron Dental Specialties, Inc. of our reports dated November 13, 2000 (except as to Note 16 which is as of December 11, 2000) relating to the combined balance sheets of Sybron Dental Specialties, Inc. and Affiliates as of September 30, 1999 and 2000, and the related combined statements of income, stockholder's equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended September 30, 2000, which reports appear in the September 30, 2000 Annual Report on Form 10-K of Sybron Dental Specialties, Inc.




                                                    /s/ KPMG LLP
                                                   --------------
                                                        KPMG LLP

Milwaukee, Wisconsin
December 19, 2000